UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Bemis Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 20, 2006

Dear Stockholders:

This year we are again holding the Annual Meeting of Bemis Company, Inc. in the Main Lounge of the Minneapolis Club, 729 2nd Avenue South, Minneapolis, Minnesota.  The meeting will be held on Thursday, May 4, 2006, at 9:00 a.m., Central Daylight Time.  You are cordially invited to attend.  We will report on Bemis’ results for 2005 and provide comments on the upcoming year.  You will also have ample opportunity both before and after the meeting to meet and talk informally with the Directors and Officers of the Company.  We hope you are able to attend.  Whether or not you can attend the meeting, please take the time to vote your proxy.

On behalf of the Board of Directors and all Bemis employees, thank you for your continued support of, and confidence in, the Bemis Company.

Sincerely,

Jeffrey H. Curler
President, Chief Executive Officer
and Chairman of the Board

BEMIS COMPANY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 4, 2006

We will hold the Annual Meeting of Stockholders of Bemis Company, Inc. in the Main Lounge of the Minneapolis Club, 729 2nd Avenue South, Minneapolis, Minnesota, on Thursday, May 4, 2006, at 9:00 a.m., Central Daylight Time, for the following purposes:

1.               To elect four directors for a term of three years.

2.               To act on a proposal to approve the Bemis Company, Inc. 2007 Stock Incentive Plan.

3.               To ratify the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm of the Company.

4.               To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 10, 2006, will be entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors

James J. Seifert, Secretary

March 20, 2006

PLEASE EXECUTE YOUR PROXY PROMPTLY

BEMIS COMPANY, INC.

222 South 9th Street, Suite 2300

Minneapolis, Minnesota  55402

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 4, 2006

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

The Board of Directors of Bemis Company, Inc. (the “Company”) is soliciting your proxy in connection with the Annual Meeting of Stockholders to be held on Thursday, May 4, 2006.  The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting and not revoked in accordance with your instructions.  You may revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.  You may vote by internet, by telephone, by mail, or by delivery of your proxy in person at any time prior to the meeting.  Voting by internet or telephone must be completed before 11:59 p.m., Eastern Time on May 3, 2006.

The Company will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses they incur.  Proxies may be solicited personally, by mail, by telephone, by fax, or by internet by directors, officers or other regular employees of the Company without remuneration other than regular compensation.  We have engaged the firm of Morrow & Co., Inc. to assist in the proxy solicitation effort at a total anticipated cost of $10,000.

The mailing address of our principal executive offices: before May 5, 2006, 222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402-4099, and after May 4, 2006, One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669.  This Proxy Statement and the form of proxy, which is enclosed, are being mailed to stockholders commencing on or about March 20, 2006.

RECORD DATE, OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

Only stockholders of record at the close of business on March 10, 2006, will be entitled to vote at the meeting.  As of that date, the Company had outstanding 104,817,986 shares of Common Stock.  Each share entitles the stockholder of record to one vote.  Cumulative voting is not permitted.

Unless otherwise specified in the Proxy, a Company proxy will vote your proxy for the four nominees set forth herein, for the approval of the 2007 Stock Incentive Plan and for the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of each proposal presented in this Proxy Statement.  Abstentions will be treated as shares that are present and entitled to vote.  Abstentions will have the effect of a vote “against” approval of the 2007 Stock Incentive Plan and “against” the ratification of the selection of auditors.  If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.”  Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the election of directors or ratification of the selection of auditors and will have the effect of a vote “against” the approval of the 2007 Stock Incentive Plan.

OWNERSHIP OF THE COMPANY’S SECURITIES

The only person known to us to beneficially own, as of December 31, 2005, more than 5 percent of the outstanding Common Stock of the Company is set forth in the following table.

Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares (1)
American Century Companies, Inc. 4500 Main Street, 9th Floor Kansas City, Missouri 64111	7,309,628	(2)	6.9%

(1)          Based on a total of 105,305,975 shares outstanding as of December 31, 2005.

(2)          Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on February 14, 2006.

EQUITY COMPENSATION

The following table details as of December 31, 2005, for directors, executive officers, and all other participants in the Company’s equity compensation plans:

(a)          The aggregate number of shares to be issued upon the exercise of outstanding stock options and the vesting of performance units (commonly referred to as restricted stock awards);

(b)         The weighted average exercise price of all outstanding options; and

(c)          The number of shares remaining available for future issuance upon equity compensation plans.

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity Compensation Plans Approved by Security Holders	5,212,541	(1)	$19.72	(2)	1,664,071	(3)
Equity Compensation Plans Not Approved by Security Holders	-0-		N/A		-0-
TOTAL	5,212,541	(1)	$19.72	(2)	1,664,071	(3)

(1)          Includes outstanding options and restricted stock awards.

(2)          Represents weighted-average exercise price of outstanding options only.  Restricted stock awards do not have an exercise price.

(3)          May be issued as options or restricted stock awards.

The following table lists the beneficial ownership of Common Stock of the Company as of March 10, 2006, by each director, each nominee for director, each executive officer of the Company named in the Summary Compensation Table on Page 10 of this Proxy Statement, and all directors and executive officers of the Company as a group.

Beneficial Owner	Number of Shares Beneficially Owned (1) (2)		Percent of Outstanding Shares
William F. Austen	160,743		*
John G. Bollinger	13,968		*
William J. Bolton	13,968		*
Winslow H. Buxton	16,320		*
Jeffrey H. Curler	2,285,180	(3)	2.2%
David S. Haffner	18,585		*
Barbara L. Johnson	11,968		*
Timothy M. Manganello	6,224		*
Nancy P. McDonald	721,976	(4)	*
Roger D. O’Shaughnessy	15,553		*
Paul S. Peercy	0		*
Edward N. Perry	259,666		*
William J. Scholle	13,783		*
Gene H. Seashore	163,182		*
Henry J. Theisen	300,410		*
Philip G. Weaver	3,210		*
Gene C. Wulf	320,158		*

All Directors and Executive Officers As a Group (20 persons)	4,633,582		4.4%

*      Less than 1 percent (1%).

(1)          Except as otherwise indicated in the notes below, the listed beneficial owner has sole voting and investment power with respect to such shares.

(2)          Includes shares which the following persons have a right to acquire upon exercise of stock options pursuant to the 1987 Bemis Stock Option Plan, 1994 Stock Incentive Plan and the 2001 Stock Incentive Plan as follows: William J. Bolton (10,000 shares); Jeffrey H. Curler (712,778 shares); Barbara L. Johnson (10,000 shares); Roger D. O’Shaughnessy (10,000 shares); William J. Scholle (7,700 shares); Gene H. Seashore (50,652 shares); Henry J. Theisen (53,966 shares); Gene C. Wulf (131,882 shares); and all directors and executive officers as a group (1,052,222 shares).  Includes grants under the 2001 Stock Incentive Plan issued on May 2, 2003 to Directors as follows: John G. Bollinger (1,968 shares); William J. Bolton (1,968 shares); Winslow H. Buxton (1,968 shares); Barbara L. Johnson (1,968 shares); Nancy P. McDonald (1,968 shares); Roger D. O’Shaughnessy (1,968 shares); Edward N. Perry (1,968 shares); and William J. Scholle (1,968 shares).  Includes grants under the 2001 Stock Incentive Plan issued on May 6, 2004 to Directors as follows: David S. Haffner (1,648 shares); Nancy P. McDonald (1,648 shares); and Roger D. O’Shaughnessy (1,648 shares) and on July 29, 2004 to Director Timothy M. Manganello (1,700  shares).  Includes grants under the 2001 Stock Incentive Plan issued on May 5, 2005 to Directors as follows: Timothy M. Manganello (1,815 shares); Edward N. Perry (1,815 shares); William J. Scholle (1,815 shares) and Philip G. Weaver (1,815 shares).  Also includes grants under the 1994 Bemis Stock Incentive Plan made subject to restrictions which have not as yet lapsed to all executive officers as a group (138,000 shares).  Also includes grants under the Company’s Time Accelerated Restricted Stock Award Program (TARSAP) as follows: William F. Austen (56,000 shares); Jeffrey H. Curler (459,497 shares); Gene H. Seashore (92,145 shares); Henry J. Theisen (174,777 shares); Gene C. Wulf (132,293 shares); and all directors and executive officers as a group (1,093,861 shares).  Also includes shares held by the Trustee of the Bemis Investment Incentive Plan as follows: William F. Austen (795 shares); Jeffrey H. Curler (28,696 shares); Gene H. Seashore (8,923 shares); Henry J. Theisen (10,962 shares); Gene C. Wulf (10,988 shares); and all directors and executive officers as a group (66,362 shares).

(3)          Includes 96,320 shares in a trust of which Mr. Curler is a co-trustee in which he disclaims any beneficial ownership.  Includes 258,500 shares in a trust of which Mr. Curler is a co-trustee in which he disclaims any beneficial ownership.  Also includes 50,000 shares which represents Mr. Curler’s 16.7 percent beneficial interest in a trust.

(4)          Includes 54,096 shares which represents Mrs. McDonald’s 25 percent beneficial interest in a trust for which she serves as a trustee.  Also includes 299,815 shares, which represents the 23.09 percent beneficial interest that Mrs. McDonald holds in a limited liability company.

INFORMATION WITH RESPECT TO DIRECTORS

Directors are divided into three classes elected on a staggered basis for terms of three years.  The Nominating and Corporate Governance Committee of the Board of Directors has nominated four persons to the class of directors to be elected at the meeting.  Persons elected will hold office for a three-year term expiring in 2009 and will serve until their successors have been duly elected and qualified.  Each nominee has indicated a willingness to serve as a director, but in case any nominee is not a candidate for any reason, proxies named in the accompanying proxy card may vote for a substitute nominee selected by the Nominating and Corporate Governance Committee.

Director-Nominees for Terms Expiring in 2009

WILLIAM J. BOLTON, 59	Director Since 2000

Mr. Bolton is a consultant to the food distribution industry. He was Executive Vice President of SUPERVALU, Inc. and President and Chief Operating Officer Corporate Retail from 1997 to 2000. SUPERVALU is a food distribution and food retailing company. From 1995 to 1997 he was Chairman and Chief Executive Officer of Bruno’s, a supermarket company. He was elected to the board of directors of Ace Hardware Corporation in 2004. He is Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee.

BARBARA L. JOHNSON, 55	Director Since 2002

Ms. Johnson is a consultant for various institutions of higher education advising on financial and administrative matters.  She previously was Vice President and Treasurer of Carleton College, Northfield, Minnesota from 2000 to 2004.  Prior to that she was Vice President for Finance and Administration of Mars Hill College, Mars Hill, North Carolina from 1997 to 2000 and Assistant Controller of The Ohio State University, Columbus, Ohio from 1990 to 1997.  She is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

PAUL S. PEERCY, 65	Director-Nominee

Mr. Peercy is currently Dean of the College of Engineering at the University of Wisconsin-Madison.  He has been Dean since 1999.  From 1996 to 1998 he was President of SEMI/SEMATECH in Austin, Texas.  From 1968 to 1995 he served in various departments of the Sandia National Laboratories in Albuquerque, New Mexico.  Mr. Peercy is also a director of Sonic Foundry, Inc.

GENE C. WULF, 55	Director-Nominee

Mr. Wulf is Senior Vice President and Chief Financial Officer of the Company.  He has been Senior Vice President since 2005 and Chief Financial Officer since 2002.  He previously was Vice President, Treasurer and Chief Financial Officer from 2002 to 2005, Vice President and Controller from 1998 to 2002 and Vice President and Assistant Controller from 1997 to 1998.  From 1975 to 1997, he held various financial positions within the Company.  Mr. Wulf is also a director of A. O. Smith Corporation.

Directors Whose Terms Expire in 2008

EDWARD N. PERRY, 59	Director Since 1992

Mr. Perry has been engaged in the private practice of law in the Boston, Massachusetts area since 1982 and since 2005 has been Of Counsel to the law firm of Sullivan Weinstein & McQuay, P.C.  He was a partner at Perkins, Smith & Cohen, LLP from 1990 to 2003 and was Of Counsel to Perkins, Smith & Cohen from 2003 to 2005.  He is Chair of the Audit Committee and a member of the Executive and Finance Committee and the Nominating and Corporate Governance Committee.

WILLIAM J. SCHOLLE, 59	Director Since 2001

Mr. Scholle is Chairman and Chief Executive Officer of Scholle Corporation, a private company, headquartered in Irvine, California, engaged in bag-in-box packaging, metallized plastics and paper, flexible shipping containers, marine salvage devices and battery electrolyte.  Mr. Scholle has held this position for more than five years.  He is a member of the Audit Committee, Executive and Finance Committee and the Nominating and Corporate Governance Committee.

TIMOTHY M. MANGANELLO, 56	Director Since 2004

Mr. Manganello is Chairman of the Board and Chief Executive Officer of BorgWarner Inc., a company listed on the New York Stock Exchange and a leader in highly engineered components and systems for vehicle powertrain applications worldwide.  He has been Chairman and Chief Executive Officer since 2003.  He previously served as Executive Vice President and served as President and General Manager of BorgWarner Torq Transfer Systems from 1999 to 2002. He is a director of BorgWarner Inc. and Federal Reserve Bank of Chicago – Detroit Branch.  He is a member of the Nominating and Corporate Governance Committee.

PHILIP G. WEAVER, 53	Director Since 2005

Mr. Weaver is Vice President and Chief Financial Officer of Cooper Tire & Rubber Company, a global company listed on the New York Stock Exchange, specializing in the design, manufacture and sales of passenger car, light truck, medium truck, motorcycle and racing tires, as well as tread rubber and related equipment for the retread industry.  He has been Vice President and Chief Financial Officer since 1998.  He previously served as the Vice President of the tire division from 1994 to 1998 and as Controller of the tire division from 1990 to 1994.  He is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Directors Whose Terms Expire in 2007

NANCY P. McDONALD, 67	Director Since 1982

Mrs. McDonald has been the Corporate Secretary of Hillcrest Corporation since 2004 and has been a director of Hillcrest Corporation since 1979.  She is Chair of the Community Relations Committee and a member of the Nominating and Corporate Governance Committee.

JEFFREY H. CURLER, 55	Director Since 1992

Mr. Curler is President, Chief Executive Officer and Chairman of the Board of the Company.  He has been President since 1996, Chief Executive Officer since 2000 and Chairman of the Board since 2005.  He was Chief Operating Officer from 1998 to 2000.  From 1982 to 1996, he served as President of Curwood, Inc., a subsidiary of the Company.  From 1973 to 1982, he held various R&D or operations positions within the Company.  Mr. Curler is also a director of Valspar Corporation.  He is Chair of the Executive and Finance Committee.

ROGER D. O’SHAUGHNESSY, 63	Director Since 1997

Mr. O’Shaughnessy is President and Chief Executive Officer of Cardinal Glass Industries, Inc., a private manufacturer of glass, including insulating glass units for window manufacturers.  He has held this position for more than five years.  He is a member of the Compensation Committee, the Executive and Finance Committee, and the Nominating and Corporate Governance Committee.

DAVID S. HAFFNER, 53	Director Since 2004

Mr. Haffner is President and Chief Operating Officer of Leggett & Platt, Inc., a diversified manufacturing company listed on the New York Stock Exchange.  He has been President since 2002 and has served as Chief Operating Officer since 1999.  He previously served as Executive Vice President of Leggett & Platt from 1995 to 2002.  He is also a director of that corporation.  He is a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

Compensation of Directors

Each director who is not an officer of the Company is paid an annual fee of $50,000.  Other than chairs who are officers, the Chairman of the Board and the chairs of the Committees of the Board receive an additional $10,000. Under the Company’s Long-Term Deferred Compensation Plan, directors may defer all, or a part of, their compensation, and one director elected to do so in 2005.  Directors elected prior to 2003 who are not officers of the Company and who have not been officers of the Company received an option to purchase 10,000 shares of Common Stock of the Company at the time they became directors with an exercise price equal to the market value on the date of grant.  Each such option is for ten years and is exercisable one year from the date of grant.  Since 2003, at the time of election or re-election each elected or re-elected director received the value of one year’s annual compensation in the form of Bemis Common Stock.  Effective January 1, 2006, directors will now be provided with a restricted stock award on an annual basis in conjunction with the Annual Meeting.  This replaces the 2003 award made to elected or re-elected directors.

The number of shares awarded will be determined by the Annual Base Board Compensation Cash Retainer times 50 percent divided by the closing sale price of Bemis Common Stock on the last trading day prior to the Annual Meeting.  Directors who are officers of the Company receive no compensation for service on the Board of Directors.

Each of the Company’s directors who is not an officer of the Company receives $1,000 for each Board meeting and Committee meeting that they attend.  In addition, each member of the Audit Committee receives $500 for participating in any required telephonic conference.  No director receives any pension or retirement benefit for services rendered as a director.  No director has a consulting agreement with the Company.

Director Term Expirations

Winslow H. Buxton, a director of the Company since 1993, and John G. Bollinger, a director of the Company since 1999, are not running for re-election to the Board of Directors.  Mr. Buxton is Chair of the Nominating and Corporate Governance Committee and is the independent lead director.  Effective May 4, 2006, the new independent lead director will be the new Chair of the Nominating and Corporate Governance Committee.  The new Chair will be identified at that time on our corporate web site, www.bemis.com.  Mr. Bollinger is a member of the Community Relations Committee and the Nominating and Corporate Governance Committee.

Director Independence

The Board has determined that all directors and director-nominees, with the exception of Messrs. Curler and Wulf, are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange (“NYSE”).  In accordance with the NYSE Director Independence Rule, the Board looked at the totality of the circumstances to determine a director’s independence.  To be independent a director must be, among other things, able to exercise independent judgment in the discharge of his or her duties without undue influence from management.  The Board considered information provided by the Directors and Director-nominees and concluded none of the independent directors or director-nominees have any relationships with Bemis, except Mr. Scholle who has an immaterial relationship with Bemis.  Mr. Scholle is President and Chief Executive Officer of Scholle Corporation.  The Company has purchased, at market competitive prices, metallized film and metallized services from a subsidiary of Scholle Corporation.  The Board has determined that under the totality of circumstances, Mr. Scholle remains independent from management and is able to discharge the duties of an independent director.  None of the other non-employee directors has a relationship described in Rule 303A.02 of the NYSE Rules or any other relationship affecting independence that the Board considered in making its determination.

The Board of Directors and Its Committees

The Board provides a process for stockholders to send communications to the Board or any of the directors.  Stockholders may communicate with the Board or any of the directors by sending a written communication to Bemis Company, Inc., c/o Secretary of the Company at: before May 5, 2006, 222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402-4099, 612-376-3000, and after May 4, 2006, One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, 920-727-4100.  All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors.

All members of the Board of Directors, except one, attended the Annual Stockholders Meeting in 2005.  The Board does not have a formal written policy requiring members to attend the Stockholders Meeting, although all members have traditionally attended.

The Board of Directors held four meetings during the year ended December 31, 2005.  All directors attended at least 75 percent of Board meetings and meetings of Committees on which they served.  The Board of Directors has an Executive and Finance Committee, an Audit Committee, a Community Relations Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

The Executive and Finance Committee did not meet in 2005.  It has such powers as are delegated to it by the full Board.

The Audit Committee held four meetings in 2005.  The Audit Committee’s principal function is to assist the Board by performing the duties described in the Audit Committee Charter.  All members of the Audit Committee are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange.  In addition, the Board has determined that all members of the Audit Committee are financially literate and that Philip G. Weaver is a financial expert as defined by the Securities and Exchange Commission.  We recently amended our Audit Committee Charter to provide a more detailed description of Committee responsibilities.  A copy of the amended Charter is attached as Exhibit A.

The Community Relations Committee held one meeting in 2005.  It oversees the activities of the Bemis Foundation, including the appropriate level of corporate giving to the Foundation and the governance of, and dispositions by, the Foundation.  The Foundation is the primary vehicle through which the Company makes charitable contributions.  The Committee makes recommendations thereon to the Board.

The Compensation Committee held three meetings in 2005.  It approves the compensation of the principal officers and also reviews management’s recommendations on officer and key employee compensation, company-wide compensation structure, benefit plans and benefit awards and payouts.  All members of the Compensation Committee are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange.  The Compensation Committee performs the duties described in the Compensation Committee Charter.

The Nominating and Corporate Governance Committee held four meetings in 2005.  All members of the Nominating and Corporate Governance Committee are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange.  The Nominating and Corporate Governance Committee performs the duties described in the Nominating and Corporate Governance Committee Charter.  Included among its duties, the Committee recommends nominees for election to the Board of Directors, reviews the performance of the highest ranking officer and other senior officers and recommends to the full Board a successor should the position of highest-ranking officer become vacant.  The Nominating and Corporate Governance Committee is responsible for recommending nominees for election to the Board.  As specified in the Company’s Principles of Corporate Governance, the Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of the needs of the Company.  The Nominating and Corporate Governance Committee will review all nominees for director and recommend to the Board those nominees who have attributes it believes would be most beneficial to the Company.  This assessment will include such issues as experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the Board.  The Principles of Corporate Governance also set forth certain requirements regarding Board size, directors who experience job changes, director terms, other board service, retirement and independence matters.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates.  Director candidates must meet the minimum qualifications set forth in the Principles of Corporate Governance and the Nominating and Corporate Governance Committee will assess director candidates in accordance with the factors described in the Principles of Corporate Governance.  Stockholders who wish to suggest qualified candidates to the Committee should write the Secretary of the Company at: before May 5, 2006, 222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402-4099, and after May 4, 2006, One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, stating in detail the candidate’s qualifications for consideration by the Committee.

If a stockholder wishes to nominate a director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures set out in the Company’s Bylaws.  Under the Company’s Bylaws, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of stockholders unless a written request that his or her name be placed in nomination is received from a stockholder of record by the Secretary of the Company not less than 90 days before the first anniversary of the previous year’s annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting, together with the written consent of such person to serve as a director.

In accordance with the listing standards of the New York Stock Exchange, Winslow H. Buxton has served as the independent lead director for independent director meetings.  Bemis’ independent directors meet at regularly scheduled executive sessions without management at which Mr. Buxton presides.  Mr. Buxton will not be running for re-election to the Board of Directors.  Effective May 4, 2006, the new independent lead director will be the new Chair of the Nominating and Corporate Governance Committee.  The new Chair will be identified at that time on our corporate web site, www.bemis.com.

You can electronically access all of our committee charters and our standards of business conduct at the Company’s website at www.bemis.com under the Company Overview section or by writing to us at Bemis Company, Inc., Attention Company Secretary at: before May 5, 2006, 222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402-4099, and after May 4, 2006, One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669.  We have adopted a Financial Team Code of Ethics that is filed as an exhibit to our Annual Report on Form 10-K.  We intend to promptly post on our website any amendments to, or waivers from, the Financial Team Code of Ethics or Bemis Ethics Guide following the date of such amendment or waiver.

Bemis hires Beal Associates, a search firm, to help identify and facilitate the screening and interview process of director-nominees.  To be considered by the Nominating and Corporate Governance Committee, a director-nominee must have experience as a Board member or senior officer of a public or private company or have achieved national prominence in a relevant field or have possessed other relevant experience.  In addition to these minimum requirements, the Committee will also evaluate whether the nominee’s skills are complementary to the existing Board members’ skills, and the Board’s needs for operational, management, financial, international, technological or other expertise.  The search firm screens the candidates, does reference checks, prepares a biography for each candidate for the Committee to review and helps set up interviews.  The Committee, the Chairman of the Board and the Company’s Chief Executive Officer interview candidates that meet the criteria, and the Committee selects nominees that best suit the Board’s needs.  Beal Associates identified Mr. Peercy as a potential director-nominee to the Committee.  Bemis paid Beal Associates a fee for performing these services in connection with the nomination of Mr. Peercy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that directors, executive officers and persons who own more than 10 percent of the Company’s Common Stock file initial reports of ownership of the Company’s Common Stock and changes in such ownership with the Securities and Exchange Commission.  To the Company’s knowledge, based solely on a review of copies of forms submitted to the Company during and with respect to 2005 and on written representations from our directors and executive officers, all required reports were filed on a timely basis during 2005, except one Form 4 for Jeffrey H. Curler due to a trust agent’s reporting error.

CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

During 2005, the Company and its subsidiaries purchased, at market competitive prices, approximately $9,939,000 of polyester and polyester copolymer products from Pacur, Inc.  Ronald Johnson, brother-in-law of Jeffrey H. Curler, is President of Pacur, Inc.

During 2005, the Company and its subsidiaries purchased, at market competitive prices, approximately $5,285,000 of metallized film and metallizing services from Vacumet Corporation.  During the same period, the Company and its subsidiaries, sold, at market competitive pricing, approximately $322,000 of film to Vacumet.  Vacumet is a subsidiary of Scholle Corporation.  William J. Scholle, a director of the Company, is President and Chief Executive Officer of Scholle Corporation.

At the request of the Audit Committee, consisting entirely of independent directors, PricewaterhouseCoopers LLP conducted a review of the above transactions.  Based on PricewaterhouseCoopers LLP’s report, the

Audit Committee determined that these transactions were at least as fair to the Company as if they had been consummated with non-related parties.

Robert Krostue is the brother-in-law of Jeffrey H. Curler.  Mr. Curler is a director and our President, Chief Executive Officer and Chairman of the Board.  Mr. Krostue is employed by Bemis as a site director and was paid compensation in 2005 in excess of the amounts contemplated by Item 404 of Regulation S-K.  Mr. Krostue has been employed by the Company for 28 years.

Todd Woods is the brother-in-law of Henry J. Theisen.  Mr. Theisen is our Executive Vice President and Chief Operating Officer.  Mr. Woods is employed by Curwood Inc., a subsidiary of Bemis, as vice president, manufacturing and was paid compensation in 2005 in excess of the amounts contemplated by Item 404 of Regulation S-K.  Mr. Woods has been employed by the Company for 34 years.

Tina Wong is the daughter of Gene H. Seashore.  Mr. Seashore is a Vice President of the Company.  Ms. Wong is employed by Bemis as the manager of compensation and employee benefits and was paid compensation in 2005 in excess of the amounts contemplated by Item 404 of Regulation S-K.  Ms. Wong has been employed by the Company for 7 years.

EXECUTIVE COMPENSATION

The following table contains certain information concerning the compensation paid for the last three years to the Chief Executive Officer of the Company and each of its four other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation
				Awards
		Annual		Restricted	Stock
Name and		Compensation		Stock	Options	Payouts	All Other
Principal Position	Year	Salary	Bonus (1)	Awards (2)	(# of Shares)	LTIP (3)	Compensation (4)

Jeffrey H. Curler	2005	$950,000	$311,600	$3,619,890	—	$2,539,309	$9,894
President, Chief	2004	820,000	1,312,000	2,506,900	—	504,069	7,150
Executive Officer and	2003	820,000	0	1,551,930	82,282	398,262	6,074
Chairman of the Board

Henry J. Theisen	2005	$500,000	$123,000	$1,324,350	—	$—	$6,492
Executive Vice	2004	450,000	540,000	993,300	—	36,523	6,129
President and Chief	2003	450,000	135,000	596,156	31,608	594,120	5,364
Operating Officer

Gene C. Wulf	2005	$450,000	$101,475	$1,030,050	—	$445,172	$7,314
Senior Vice President	2004	400,000	440,000	756,800	—	108,238	5,991
and Chief Financial	2003	400,000	110,000	454,214	24,082	94,510	5,268
Officer

William F. Austen (5)	2005	$375,000	$76,875	$794,610	—	$—	$5,140
Vice President —	2004	330,000	330,000	—	—	—	4,785
Operations	2003	—	—	—	—	—	—

Gene H. Seashore	2005	$350,000	$71,750	$706,320	—	$257,662	$6,798
Vice President	2004	310,000	310,000	520,300	—	91,858	6,367
	2003	310,000	77,500	316,838	16,798	9,791	5,095

(1)          Includes performance bonuses which were paid out in early February of the following year (i.e., the bonuses shown for the Chief Executive Officer and the other named executive officers for 2005 were earned in 2005 but paid to them in February 2006).  See “Report of the Board Compensation Committee” herein.

(2)          The five named executive officers hold five-year TARSAPs granted annually with a possible payout (in whole or in part) after three years upon the Company achieving certain pre-established performance targets.  Two of the executive officers hold performance units awarded prior to the date on which they became an officer.  The values shown are derived by multiplying the number of shares awarded by the market price of the shares on the date of grant.  The five named executive officers held the following shares of restricted stock as of December 31, 2005: Jeffrey H. Curler (418,253 shares), Henry J. Theisen (176,777 shares), Gene C. Wulf (110,853 shares), William F. Austen (107,000 shares), and Gene H. Seashore (75,151 shares).

(3)          On January 3, 2006, Messrs. Curler, Wulf and Seashore received a final payout from TARSAPs granted in 2001. The dollar value used was the fair market price of $28.61 on January 3, 2006 times the number of shares.

(4)          All other compensation for all named executive officers includes life insurance premiums paid by the Company and the Company’s matching contribution on the Bemis Investment Incentive Plan (the Company’s 401(k) plan), in the following respective amounts for 2005: Jeffrey H. Curler $4,644 and $5,250; Henry J. Theisen $1,242 and $5,250; Gene C. Wulf $2,064 and $5,250; William F. Austen $590 and $4,550; and Gene H. Seashore $1,548 and $5,250.

(5)          Mr. Austen became an officer of the Company in May 2004.

STOCK OPTIONS

The Company did not grant any stock options or stock appreciation rights in 2005, nor has it awarded any stock options or stock appreciation rights since 2003.

The following table shows the option exercises in 2005 and the total number of unexercised options and the aggregate dollar value of the in-the-money unexercised options held by the executive officers named in the Summary Compensation Table as of December 31, 2005.

OPTION EXERCISES IN 2005

AND AGGREGATED YEAR END OPTION VALUES

	Options Exercised In 2005 (1)		Number Of Unexercised Options At Year End		Value Of Unexercised In-The-Money Options At Year End (2)
Name	Shares Acquired	Value Realized	Presently Exercisable	Not Presently Exercisable	Presently Exercisable	Not Presently Exercisable

Jeffrey H. Curler	—	—	776,214	27,428	$6,419,817	$83,793
Henry J. Theisen	—	—	43,430	10,536	73,334	32,187
Gene C. Wulf	—	—	123,854	8,028	822,976	24,526
William F. Austen	—	—	—	—	—	—
Gene H. Seashore	—	—	45,052	5,600	337,812	17,108

(1)   Value of exercised options is calculated by determining the difference between the fair market value of the shares underlying the options at the date of exercise and the exercise price of the options.

(2)   Value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at December 30, 2005 ($27.87 per share) and the exercise price of the options.

LONG-TERM INCENTIVE PLANS-AWARDS IN 2005

	Number of Shares, Units or Other	Performance or Other Period Until	Estimated Future Payouts Under Non-Stock Price-Based Plans (# of Shares)
Name	Rights Granted (1)	Maturation or Payout	Threshold (1)	Maximum (1)

Jeffrey H. Curler	123,000	Five Years	123,000	123,000
Henry J. Theisen	45,000	Five Years	45,000	45,000
Gene C. Wulf	35,000	Five Years	35,000	35,000
William F. Austen	27,000	Five Years	27,000	27,000
Gene H. Seashore	24,000	Five Years	24,000	24,000

(1)          All awards reflected above are TARSAPs granted under the 2001 Bemis Stock Incentive Plan on February 2, 2005.  All grantees are eligible to receive all of the shares shown above upon the expiration of a five-year restrictive period.  If the Company achieves certain performance measures in three years, grantees may then receive from zero to 100 percent of their award according to a pre-established matrix.  During the restrictive period, grantees receive payments equal to the dividends which would have been paid if the underlying stock had been distributed.  See “Report of the Board Compensation Committee” herein.  As a result of new requirements imposed by Internal Revenue Code §409A, the Company will modify these grants so that in cases where the grantee will be 55 or older at the end of the five-year period, the award will be paid at the end of the five-year period and will not be subject to accelerated payment.

MANAGEMENT AGREEMENTS

The Company has Management Agreements (“Agreements”) with Mr. Curler and the other executive officers that become effective only upon a Change in Control Event.  A Change in Control Event is deemed to have occurred if any person acquires or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, or 20 percent or more of the then outstanding shares of Common Stock of the Company.  If, in connection with a Change in Control Event, an executive officer is terminated involuntarily or constructively involuntarily terminated (as defined in the Agreements), such executive officer will be entitled:

(a)                      to immediately receive from the Company or its successor, a cash payment in an amount equal to three times the sum of (1) the executive’s annual salary for the previous year, or, if higher, the executive’s annual salary in effect immediately prior to the Change in Control Event; (2) the executive’s target bonus for the current year, or, if higher, the highest annual bonus received by the executive during the previous five years; and (3) the estimated value of fringe benefits and perquisites;

(b)                     to immediately receive from the Company or its successor, a cash payment in an amount equal to the executive’s most recent annual grant of equity units multiplied by the value of a share of the Company’s common stock on the day immediately prior to the Change in Control Event; and

(c)                      for three years after the “Involuntary Termination” or “Constructive Involuntary Termination”, to participate in any health, disability and life insurance plan or program in which the executive was entitled to participate immediately prior to the Change in Control Event; but notwithstanding anything to the contrary above, the executive will not be entitled to benefits under subparagraphs  (a), (b) or (c) above for any time following the executive’s sixty-fifth (65th) birthday.

REPORT OF THE BOARD COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is comprised entirely of independent directors.  The Committee is responsible for establishing executive compensation policies and setting the total compensation for all officers, including the most highly compensated officers named in the accompanying tables.  The following report describes the Company’s executive compensation philosophy and programs.  It also discusses the factors considered by the Committee in determining the compensation of the Chief Executive Officer and the other officers of the Company in 2005.

EXECUTIVE COMPENSATION PHILOSOPHY

The Company’s executive compensation philosophy is: to attract, retain and motivate a top quality, experienced, performance-oriented senior management team.  The officer compensation program is designed to help meet this important objective.

The guiding principles of the Company’s officer compensation program are:

•                  Create a strong and direct link between officer compensation and the Company’s financial and stock performance.

•                  Provide a fair and competitive base salary, with a bonus opportunity tied to the Company’s annual financial performance.  Annual bonus awards will vary significantly in relation to changes in financial performance and will compensate the officers, as a group, with premium pay for superior financial results, and below average pay for below average financial results.

•                  Create a significant and meaningful long-term incentive tied to the Company’s long-term growth, financial success and return to stockholders.  Incentives will vest over a sufficiently long period of time to retain management and encourage long-range succession planning.

EXECUTIVE COMPENSATION PROGRAM

Annual Compensation Component

The target total cash compensation (salary plus bonus) for officers was set based on comparable companies as set forth by the Compensation Committee’s designated compensation consultant.  Achievement of a 100 percent bonus payout is dependent on the amount of increase in the Company’s earnings per share over the previous year.  The Committee also provides an additional 10 percent bonus opportunity tied to the increase in the Company’s sales over the previous year. The Committee reserves the right to decrease but not increase Mr. Curler’s bonus and to decrease or increase any other officer’s bonus based on individual performance.

Long-Term Component

For 2005, the long-term component was a traditional Time Accelerated Restricted Stock Award Program (“TARSAP”) having a three-year performance component and a five-year vesting period.  The amount of the TARSAP award will continue to be based upon a percentage of an officer’s base salary for the succeeding year.  For details regarding the TARSAP please see Exhibit B to this Proxy Statement.

EXECUTIVE COMPENSATION 2005

For 2005, the Committee approved base pay changes for all of the officers including the Chief Executive Officer.  This decision was made as a result of 2004 performance and the necessity to reflect those results in the pay of the Company’s most highly paid executives.  In addition, the bonuses of all officers reflected the performance results of 2004 according to the terms of the Officer Bonus Plan.

With respect to the 2005 long-term component, the Committee implemented the final year of a three-year fixed TARSAP award described above based on a percentage of an officer’s pay for each succeeding year. A new plan will be put in place during the fall of 2006 to reflect the amount of long-term compensation provided for 2007.

MR. CURLER’S COMPENSATION FOR 2005 and 2006

Effective January 1, 2006, Mr. Curler’s annual salary was set by the Committee at $1,010,000.  Mr. Curler’s salary during 2005 was $950,000.  Mr. Curler received a bonus of $311,600 in February 2006, pursuant to the 2005 EPS bonus plan formula which included an EPS performance comparison to calculate any bonus to be paid for 2005 in 2006, compared with a bonus of $1,312,000 for the previous year.  These bonuses were calculated according to the bonus formula established by the Committee at the beginning of the year.  As of January 1, 2006, pursuant to the Company’s Long-Term Compensation Program, Mr. Curler was awarded a TARSAP for 130,000 shares.

OTHER EXECUTIVE COMPENSATION

For 2005, the Chief Executive Officer and all other officers received certain perquisites outside of the benefits provided to all other employees as a group.  These perquisites include certain club memberships, leased automobiles (the leased automobile plan was discontinued in 2005) and infrequent use of Company aircraft as provided in the Board approved Personal Use of Company Aircraft Policy.  The value of these perquisites do not exceed in total 10 percent of the officers’ pay or $50,000, whichever is less.  These perquisites are usual and customary and are an important component in attracting and retaining top management.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code (the “Code”) requires that the Company meet specific criteria, including stockholder approval of certain stock and bonus plans, in order to deduct for federal income tax purposes compensation over $1,000,000 paid to the Chief Executive Officer and each of the four other most highly compensated executive officers. The Company must resubmit for stockholder approval certain performance-based compensation plans every five years in order for payments under those plans to remain tax-deductible to the Company. Stockholder approval must also be obtained to preserve deductibility following changes to certain key provisions of those performance-based plans, including increases in the maximum amount of compensation payable to any employee under the plan.  In 2005, the Company’s stockholders re-approved the 1997 Executive Officer Performance Plan.  The Committee intends to make bonus awards under the Plan where appropriate in order to maximize deductibility by the Company.  The Committee believes that its compensation program, both annual and long-term, is in the best interests of the Company and its stockholders.  While the Committee will continue to employ compensation programs which provide tax savings for the Company, it is possible that components of certain executive compensation programs may not be tax-deductible to the Company.

THE COMPENSATION COMMITTEE

William J. Bolton, Chair

Winslow H. Buxton

David S. Haffner

Roger D. O’Shaughnessy

BEMIS RETIREMENT PLAN

The Bemis Retirement Plan (the “Retirement Plan”) is a noncontributory defined benefit plan with a social security offset which provides benefits determined primarily by final average salary and years of service.  The Company also maintains a supplemental program for certain executives which waives the reduction factors normally applicable upon early retirement, provides certain benefits which cannot be provided by the Retirement Plan due to Internal Revenue Code limitations, and provides ongoing credited service in cases where the executive’s credited service under the Retirement Plan was frozen as of December 31, 2005.  Benefits under the supplemental program are paid directly by the Company.  The following table shows estimated annual retirement benefits under the Retirement Plan and supplemental program which would be payable at age 65 as a straight life annuity.  The benefits shown in the table below do not reflect the statutory limitations.

PENSION PLAN TABLE

	Years of Credited Service
Final Average Salary	15	20 and Above
$300,000	$103,676	$138,234
400,000	141,176	188,234
500,000	178,676	238,234
600,000	216,176	288,234
700,000	253,676	338,234
800,000	291,176	388,234
900,000	328,676	438,234
1,000,000	366,176	488,234
1,100,000	403,676	538,234
1,200,000	441,176	588,234

Compensation covered by the Retirement Plan for purposes of calculating final average salary includes salary and bonus amounts stated on the Summary Compensation Table.  The estimated credited years of service as of December 31, 2005, for each of the named executive officers are as follows:  Jeffrey H. Curler 32 years; Henry J. Theisen 30 years; Gene C. Wulf 30 years; William F. Austen 5 years; and Gene H. Seashore 26 years.

PERFORMANCE GRAPH

The following graph shows the cumulative total return to holders of the Common Stock of the Company for the last five years.  The graph also shows the cumulative total return of the Standard & Poor’s 500 Stock Index and an index of a group of peer companies against which the Company competes and the performance of which the Company is often compared by financial analysts.  The total return to stockholders of those companies comprising the peer group are weighted according to their stock market capitalization.  The companies in the peer group are: Avery Dennison Corporation, Ball Corporation, Crown Cork & Seal Company, Inc., Owens-Illinois, Inc., Sealed Air Corporation, and Sonoco Products Company.  The peer group is the same as last year. The graph assumes the investment of $100 in each group on the last trading day of 2000 at the closing price, and the reinvestment of all dividends when and as paid.

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
Bemis Company	100.00	150.19	154.64	159.73	190.45	187.32
S & P 500	100.00	88.12	68.64	88.33	97.94	102.75
Peer Group	100.00	118.03	135.23	146.76	184.76	186.60

PROPOSAL TO APPROVE 2007 STOCK INCENTIVE PLAN

Introduction

The Board of Directors recommends approval of the 2007 Stock Incentive Plan in the form attached as Exhibit B to this Proxy Statement.

The Directors believe that the Company and its stockholders have benefited substantially over the years from the use of stock options and equity unit awards as effective means to secure, motivate and retain competent key personnel.  Such plans, beginning with the first plan in 1970, have been significant factors in the success and growth of the Company.  The 1970, 1978, 1984, 1987 and 1994 Plans have expired.  The 2001 Stock Incentive Plan, reserving an aggregate of 2,500,000 shares of Common Stock (split adjusted to 5,000,000 shares) for issuance to key employees, is expected to have, as of December 31, 2006, no shares remaining available for grants of equity units or stock options.

The Board of Directors adopted the 2007 Stock Incentive Plan (the “Plan”) on February 2, 2006, subject to approval by the stockholders.  No stock options or equity units may be granted under the Plan after December 31, 2015.  The Plan reserves for issuance a total of 6,000,000 shares of Common Stock, plus any shares not used under the 2001 Stock Incentive Plan.  The individuals who will be selected to participate in the Plan are not identifiable at this time but are approximately 250 in number.  The principal features of the Plan are summarized below.

Summary of the Plan

Administration

The Plan will be administered a committee of the Board of Directors (the “Committee”).  The Committee will consist of not less than two directors who are not employees of the Company and are “outside” directors as defined in Section 162(m) of the Internal Revenue Code (the “Code”).  The Compensation Committee of the

Board currently meets these criteria and is expected to act as the Committee under the Plan.  Members of the Committee are eligible to participate in the Plan.  The Committee will decide to whom and when to make grants, the number of shares to be covered by the grants and any special terms applicable to a grant.  The Committee may at any time adopt rules for administering the Plan and may interpret the Plan as it deems advisable.  It may amend or terminate the Plan and change its terms and conditions as it deems appropriate; provided, however, that no such amendment may without shareholder approval (a) increase the maximum number of shares subject to the Plan, except for adjustment to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares; (b) extend the termination date of the Plan; (c) change the class of employees eligible to receive stock options or equity units under the Plan; or (d) make any other change that would require shareholder approval under Code §422 or the rules of the New York Stock Exchange.  The Committee may delegate to Company management authority to make grants to employees who are not subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934.  Certain authority of the Committee under the Plan may also be exercised by the entire Board of Directors.

Equity Units

The Plan permits grants of equity units payable in shares of Common Stock of the Company upon satisfaction of any applicable restrictions or conditions for payment set by the Board or Committee (“Equity Units”).  Equity Units may be granted to employees of the Company or any of its subsidiaries or to Directors who are not employees.

The Committee has the authority to set such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Equity Units as it deems appropriate, including continuous employment by the Company or satisfaction of certain performance goals or criteria during the period of time over which Equity Units are earned or become vested.  Equity Units may include the right to receive periodic payments from the Company equivalent to the dividends paid on the underlying stock.

Stock Options

Under the Plan, stock options (“incentive stock options” within the meaning of Code §422(b) and/or non-qualified stock options) to purchase Common Stock of the Company (“Options”), may be granted to employees of the Company or any of its subsidiaries.  Non-qualified stock options may also be granted to Directors who are not also employees of the Company.  Stock appreciation rights are not included under the Plan.  No more than twenty-five percent (25%) of the total shares initially available for issuance under the Plan may be granted as Options to any one individual during any calendar year.

Unless otherwise determined by the Committee at the time granted, each Option will have a term of ten years from the date of grant.  Vesting and other matters relating to the administration of the Plan are under the control of the Committee.  The Option exercise price must be at least one hundred percent (100%) of the fair market value of the Common Stock of the Company on the date of grant.  The Plan provides that once an Option is granted, it may not be repriced.  The exercise price may be paid in cash or subject to the discretion of the Committee, by tender of a broker exercise notice, previously acquired shares, attestation or by a combination of such methods.  As of March 10, 2006, the fair market value, as defined, of the Common Stock was $30.59 per share.

Effect of Termination of Employment

If a participant’s employment with the Company is terminated by reason of death, disability or attainment of a specified age (60 for officers and 65 for participants who are not officers), each Option held by such participant vests, and will remain exercisable for the remaining term of the Option.  However, the Committee may, as part of the grant, impose an alternative expiration date.

Upon termination of employment due to death or disability, all Equity Units held by a participant will vest and become payable.

If an officer terminates employment after attaining age 60, all of such officer’s outstanding Equity Units will vest and become payable.  If an officer who is 55 but less than 60 or any other participant who is 65 or older terminates employment, a certain number of Equity Units held by such participant will vest and be payable based upon the portion of the performance period during which the individual remained a Company employee.  The remaining Equity Units will be forfeited unless otherwise determined by the Committee.

If a participant’s employment terminates for any other reason, (i) Options that are then vested and exercisable will continue to be exercisable for a period of three months after such termination (unless termination is for cause), and (ii) all Equity Units held by the participant will be forfeited unless otherwise determined by the Committee.

If a non-employee Director ceases to be a Director, his or her Equity Units will vest and be payable and his or her Options will remain exercisable for one year.

Change of Control

In the event a “change of control” (as defined in the Plan) of the Company occurs, then, (i) all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, and (ii) all outstanding Equity Units will vest.  The vested Equity Units generally will be payable immediately. However, to satisfy the requirements of Code §409A, in some circumstances the Equity Units of certain participants will not be payable until the end of their term.  In the event of certain changes of control, the Committee may terminate the Plan in which case all participants holding Options will receive cash in an amount equal to the excess of the fair market value immediately prior to such change of control over the exercise price per share of the Options and all participants holding Equity Units will receive cash in the amount equal to the fair market value immediately prior to the change of control of the shares underlying the Equity Units.

Federal Tax Consequences

The following description of federal income tax consequences is general and does not address specific tax consequences applicable to an individual participant who receives an Equity Unit or Option under the Plan.

Equity Units.  A grantee will not realize income upon the granting of an Equity Unit, nor will the Company be entitled to a deduction at such time.  When shares of Common Stock are distributed after the end of the performance period, the grantee will recognize ordinary income equal to the fair market value of the shares on the distribution date, and the Company will receive an equivalent deduction.

Options.  An optionee will not realize income upon the granting of an Option under the Plan, nor will the Company be entitled to a deduction at such time.  There generally will be no realization of income by the optionee upon the exercise of an incentive stock option (if exercised no later than three months after any termination of employment).  If the optionee does not sell the incentive stock option Common Stock within two years after the date of grant nor within one year after the exercise date, any gain or loss on a sale will be treated as long term capital gain, and the Company will not be entitled to any deduction on account of the issuance of Common Stock or the grant of the incentive stock option.  Upon the exercise of a non-qualified stock option, the optionee will recognize ordinary income in the amount of the excess of the fair market value of the Company’s Common Stock on the day of exercise over the exercise price and the Company will be entitled to a corresponding deduction.  The tax basis of any non-qualified stock option share of Common Stock received will be the fair market value of such share on the date the stock option is exercised.

The Board of Directors Unanimously Recommends a Vote “FOR”

the Proposal to Approve the 2007 Stock Incentive Plan

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee is composed of four independent non-employee directors. It is responsible for overseeing the Company’s financial reporting and the Company’s controls regarding accounting and financial reporting. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company’s management, the Company’s Internal Audit Manager, the Company’s Director of Global Financial Compliance and the Company’s registered public accounting firm, PricewaterhouseCoopers LLP. The Internal Audit Manager, the Company’s Director of Global Financial Compliance and PricewaterhouseCoopers have direct access to the Audit Committee at any time on any issue of their choosing and the Committee has the same direct access to PricewaterhouseCoopers, the Company’s Director of Global Financial Compliance and the Internal Audit Manager. The Committee meets privately with the Internal Audit Manager, with the Company’s Director of Global Financial Compliance and with PricewaterhouseCoopers at least four times a year.

Specifically, the Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2005 with the Company’s management; (ii) met and discussed the financial statements and related issues with the Company’s Internal Audit Manager, the Company’s Director of Global Financial Compliance and senior management; (iii) met and discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); and (iv) received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

INDEPENDENT AUDITOR FEES

The following table presents aggregate fees for professional audit services rendered by PricewaterhouseCoopers for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2004, and fees billed for other services rendered by PricewaterhouseCoopers during those periods.

	2005	2004

Audit Fees (1)	$1,634,497	$1,559,540
Audit-Related Fees (2)	307,903	133,819
Tax Fees (3)	54,993	102,273
All Other Fees (4)	13,800	—

Total Fees	$2,011,193	$1,795,632

(1)          Audit Fees – These are fees for professional services performed by PricewaterhouseCoopers for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)          Audit-Related Fees – These are fees for the assurance and related services performed by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2004 and 2005, this consists primarily of employee benefit plan audits and acquisition/disposition transaction assistance.

(3)          Tax Fees – These are fees for professional services performed by PricewaterhouseCoopers with respect to tax compliance, tax advice and tax planning. For 2004 and 2005, this includes review and/or preparation of certain foreign tax returns and tax services related to participants in the Company’s expatriate program.

(4)          All Other Fees – These are license fees for internal audit software.

During fiscal years of 2004 and 2005, the Audit Committee approved all audit and non-audit services provided to the Company by our Company’s registered public accounting firm prior to management engaging the auditor for that purpose. The Committee’s current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by our Company’s registered public accounting firm. In making its recommendation to appoint PricewaterhouseCoopers as the Company’s registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by PricewaterhouseCoopers is compatible with maintaining that firm’s independence.

Based on their review and the discussions with management, the Internal Audit Manager, the Company’s Director of Global Financial Compliance and PricewaterhouseCoopers referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Edward N. Perry, Chairman

Barbara L. Johnson

William J. Scholle

Philip G. Weaver, Financial Expert

APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A further purpose of the meeting is to vote on the ratification of the appointment of the independent registered public accounting firm (“auditor”) for the year ending December 31, 2006. While neither Missouri law, the Company’s Restated Articles of Incorporation nor the Company’s Bylaws require submission to the stockholders the question of appointment of auditors, it has been the policy of the Company’s Board of Directors since 1968 to submit the matter for stockholder consideration in recognition that the basic responsibility of the auditors is to the stockholders and the investing public. Therefore, the Audit Committee of the Board of Directors recommends stockholder ratification of the appointment of PricewaterhouseCoopers LLP, which has served as the auditors for the Company for many years. If the stockholders do not ratify this appointment, the Audit Committee will consider other independent auditors. A representative of PricewaterhouseCoopers LLP will be present at the meeting, with the opportunity to make a statement and to respond to questions.

The proxies will vote your proxy for ratification of the appointment of PricewaterhouseCoopers LLP unless you specify otherwise in your proxy.

STOCKHOLDER SUBMISSIONS

We must receive all stockholder proposals to be presented at the 2007 annual meeting of stockholders that are requested to be included in the Proxy Statement and form of proxy relating thereto not later than November 20, 2006.

Stockholder proposals to be brought before any meeting of stockholders or nominations of persons for election as a director at any meeting of stockholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice by the stockholder must be delivered or received at the Company’s principal executive offices not less than 90 days before the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a stockholder shall be timely only if delivered or received not less than 90 days before such annual meeting, or, if later, within 10 business days after the first public announcement of the date of such annual meeting. The notice must set forth certain information concerning such proposal or such stockholder and the nominees, as specified in the Company’s Bylaws. The presiding officer of the meeting will refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

HOUSEHOLDING

In 2002, the SEC approved a new procedure, called “householding”, concerning the delivery of proxy information to stockholders. Under householding stockholders who share the same last name and address, and do not participate in electronic delivery, will receive only one copy of the proxy materials, including the Company’s Annual Report to Stockholders. The Company initiated householding to reduce printing costs and postage fees.

Stockholders wishing to continue to receive multiple copies of proxy materials may do so by completing and returning the “opt out” card previously mailed to you or by notifying the Company in writing or by telephone at: before May 5, 2006 - Bemis Company, Inc., Stockholder Services, 222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402-4099, 612-376-3000, and after May 4, 2006 – Bemis Company, Inc., One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, 920-727-4100. Upon such request, the Company will promptly deliver copies of the proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Stockholders who share an address (but not the same last name) may request householding by notifying the Company at the above-referenced address or telephone number.

By Order of the Board of Directors

James J. Seifert, Secretary

EXHIBIT A

BEMIS COMPANY, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

COMMITTEE CHARTER

Purpose

This charter establishes the responsibilities of the Audit Committee (“Committee”) of the Board of Directors (“Board”) of Bemis Company, Inc. (“Company”). The Committee has oversight responsibility for the integrity and fair presentation of the Company’s financial reporting. The Committee is directly responsible for the selection, compensation and oversight of the work of the Company’s registered public accounting firm. The Committee will meet with financial executive management, registered public accounting firm and internal audit manager to assess the Company’s internal controls and the registered public accounting firm’s independence.

Membership

The Committee shall consist of a minimum of three (3) Company Directors. Each member shall meet the independence requirements of the New York Stock Exchange (“NYSE”) listing requirements and the Securities and Exchange Commission (“SEC”), each as in effect from time to time. The members and the Chair shall be appointed by the Board. If the Chair is not present at a meeting the members may designate a Chair for the meeting by majority vote.

Qualifications

Each Committee member must be financially literate. Financial literacy is defined as capable of reading and understanding financial statements (balance sheet, income statement, statement of cash flow and a statement of stockholders’ equities). At least one of the Committee members must be financially sophisticated. Financially sophisticated is defined as (1) trained in accounting or finance or (2) having held management position(s) in accounting or finance or (3) having an oversight responsibility for the accounting or finance function as a senior operational executive. The Committee shall aspire to have at least one member who is an “audit committee financial expert” as defined by the SEC. Committee members shall not serve simultaneously on the audit committees of more than three public companies.

Oversight Responsibilities

The Committee recognizes that the preparation of the Company’s financial statements and other financial information is the responsibility of the Company’s management. The auditing, or conducting limited reviews, of those financial statements and other financial information is the responsibility of the Company’s registered public accounting firm. The Company’s financial executive management and its registered public accounting firm, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company and its financial affairs than the members of the Committee. Consequently, the Committee is not responsible for providing any expert or other special assurance as to the Company’s financial statements and other financial information.

The Committee’s responsibility is to oversee the financial reporting process and practices of the Company and to assist the Board in fulfilling its responsibilities to the shareholders, potential shareholders and the investment community to ensure the corporate accounting and reporting practices of the Company are in accordance with all applicable requirements. The Committee members do not represent themselves to be experts in the field of accounting, auditing or financial reporting. As such, they are not expected to conduct “field work” or other types of technical reviews to assure themselves to the quality of work performed. The Committee shall be entitled to rely upon the integrity of the Company’s financial executive management, internal audit manager and its registered public accounting firm. Should financial executive management, the internal audit manager or its registered public accounting firm become aware that information provided to the Committee cannot be relied upon, that party has the responsibility to promptly report such findings to the Committee and the Board.

In carrying out its oversight responsibilities, the Committee shall:

•                  Review this charter annually and, when considered necessary, make recommendations to the Board to modify it.

•                  Conduct annually a performance evaluation of the Committee.

•                  Establish procedures regarding the hiring of employees or former employees of the independent auditor.

•                  Meet with financial executive management, the registered public accounting firm and the internal audit manager to (a) assess the adequacy and effectiveness of internal controls and the quality of judgments about the appropriateness of accounting principles, practices, estimates and disclosures; (b) review explanations for any unusual transactions and, as appropriate, report them to the Board; (c) review disputed matters between financial executive management and the registered public accounting firm or internal audit manager; (d) review the potential effect on the Company of proposed changes to generally accepted accounting principles; (e) review the scope, coverage and procedures of the proposed audit plan with particular focus on maintaining a reasonable and cost-effective balance between registered public accounting firm and internal audit resources; (f) review the audit reports of the registered public accounting firm and the internal audit manager identifying recommendations for improving internal controls and processes; (g) elicit recommendations for the improvement of procedures or particular areas where new or more detailed controls or procedures are desirable; (h) review any significant matters identified during the audits or quarterly reviews.

•                  Meet to review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the registered public accounting firm, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

•                  Discuss the Company’s earnings press releases and guidance.

•                  Discuss policies with respect to risk assessment and risk management.

•                  Evaluate the performance of the Company’s internal audit function and registered public accounting firm.

•                  Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and (b) the confidential, anonymous submission by employees of information regarding questionable accounting or auditing matters all in accordance with the requirements of Section 301 of the Sarbanes-Oxley Act as amended and related statutory and/or regulatory requirements. The Audit Committee shall work with financial executive management of the Company to establish and maintain appropriate procedures to implement this responsibility.

•                  Review legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

•                  Establish procedures that seek to prevent the registered public accounting firm from performing any non-audit services that are prohibited by the applicable rules.

•                  Pre-approve all audit services by public accounting firms and permitted non-audit services by the registered public accounting firm, including the fees and terms of such services, to be performed for the Company.

•                  Be responsible for the appointment, compensation, oversight, and where appropriate, replacement of the Company’s public accounting firms (including resolution of disagreements between management and the auditor regarding financial reporting), with each such audit firm reporting directly to the Audit Committee. The Audit Committee shall work with financial executive management of the Company to establish and maintain appropriate procedures to implement this responsibility.

•                  At least annually, obtain and review a report by the registered public accounting firm describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the registered public accounting firm and the Company.

•                  Work with management to see that any Code of Ethics adopted by the Company applicable to the Company’s financial executive management is adequately communicated to the financial executive management and, if necessary, consider and approve any amendments to, or waivers granted, under such Code.

•                  Provide sufficient opportunity for the registered public accounting firm and internal audit manager to meet privately with the Committee without members of management present. Among the items to be discussed in these meetings are the registered public accounting firm’s evaluation of the Company’s financial accounting and auditing personnel, and the cooperation which the registered public accounting firm received during the course of its  audit.

•                  Maintain free and open means of communications between the Directors, registered public accounting firm, the internal audit manager and the financial executive management of the Company.

•                  Annually receive written notice from the registered public accounting firm regarding their independence as required in Independence Standards Board Standard No. 1 and discuss such annual report with the registered public accounting firm in a Committee meeting.

•                  Ensure that the Code of Conduct is adequately communicated to employees throughout the organization and review employee compliance to this Code.

•                  Have the authority to conduct any investigation it deems appropriate within the scope of its duties, with full access to all books, records, facilities and outside advisors of the Company. The Committee is authorized to engage independent counsel and advisors as it deems necessary and to compensate counsel and advisors who are retained on terms deemed reasonable and appropriate by the Audit Committee. The Audit Committee shall work with financial executive management of the Company to establish and maintain appropriate procedures to implement this responsibility.

Meetings

The Committee shall meet at least four times a year. At each regularly scheduled Committee meeting, the Company’s financial executive management shall be present along with the registered public accounting firm and internal audit manager (in person or via telephone). At each meeting the Committee may meet privately with any of the above parties. During these meetings financial executive management, registered public accounting firm and internal audit manager shall report to the Committee on items specified in the Oversight Responsibilities section of this Charter or other matters determined by the Committee. At each meeting an individual will be assigned the responsibility to act as Secretary for the purpose of recording notes. The Committee will communicate with the Board through presentations during the next Board Meeting and/or by submission of the Minutes of the Audit Committee meetings to the Board. The Committee has the authority to meet in addition to the regularly scheduled meetings if matters merit such a meeting.

Responsibilities to the Board

It is the responsibility of the Committee to annually review the audited financial statements to be included in the Annual Report to the SEC (10-K Report). The Committee must vote to recommend to the entire

Board the inclusion of the audited financial statements in the Company’s Annual Report to the SEC. At the next available Board meeting the Chair will make a motion before the entire Board recommending the inclusion of the audited financial statements in the Company’s Annual Report to the SEC.

The Committee is required to include a report in the Company’s annual proxy statement. This report must be prepared to meet the reporting requirements of the SEC and the NYSE. The name of each member of the Committee must appear below the report in the proxy statement.

The registered public accounting firm is ultimately responsible to the Board and the Committee, as representatives of the shareholders. Therefore, it is the Committee’s responsibility to annually recommend to the Board the appointment of the registered public accounting firm for approval by the shareholders.

As Amended February 2, 2006

EXHIBIT B

BEMIS COMPANY, INC.

2007 ST0CK INCENTIVE PLAN

1.                                       Purpose of Plan.

Under the Bemis Company, Inc. 2007 Stock Incentive Plan (the “Plan”), the Company may grant both Options and Equity Units to Employees and Directors. The Plan is designed to enable the Company and its Subsidiaries to attract, retain and motivate Participants by providing them the opportunity to acquire equity ownership in the Company.

2.                                       Definitions.

The following defined terms are used in this Plan:

2.1                                 “Board” means the Board of Directors of the Company.

2.2                                 “Broker Exercise Notice” means a notice whereby a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

2.3                                 “Change of Control Event” means an event described in Section 10.1 (including a Code §409A Event as defined in Section 10.2).

2.4                                 “Code” means the Internal Revenue Code of 1986, as amended.

2.5                                 “Committee” means the compensation committee appointed under Section 3 to administer the Plan.

2.6                                 “Common Stock” means the common stock of the Company, par value $.10 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3.

2.7                                 “Company” means Bemis Company, Inc., a Missouri corporation.

2.8                                 “Director” means a member of the Board.

2.9                                 A Participant has a “Disability” if, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least 12 months:

(a)                                  The Participant is unable to engage in any substantial gainful activity, or

(b)                                 The Participant has received income replacement benefits for a period of at least three months under a Participating Employer’s accident and health plan.

2.10                           “Employee” means a common law employee of the Company or a Subsidiary.

2.11                           “Equity Unit” means a right to receive a share of Common Stock, subject to terms established under Section 7.

2.12                           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13                           “Expiration Date” means the date an Option is scheduled to expire and no longer be exercisable.

2.14                           “Fair Market Value” of a share of Common Stock as of a particular day means the closing price of a share of the Company’s Common Stock on the New York Stock Exchange on such day, or if no sale has been made on such exchange on such day, on the last preceding day on which any such sale was made.

2.15                           “Incentive Stock Option” means a right to purchase Common Stock granted to an Employee pursuant to Section 6.1 that qualifies as an “incentive stock option” within the meaning of Code §422.

2.16                           “Non-Qualified Stock Option” means a right to purchase Common Stock granted to an Employee or Director pursuant to Section 6.1 or 6.2 that does not qualify as an Incentive Stock Option.

2.17                           “Officer” means an Employee who has been designated by the Board to serve as an executive officer of the Company.

2.18                           “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.19                           “Participant” means an Employee or Director who has been designated as such.

2.20                           “Performance Period” means the period of time over which Equity Units are earned or become vested.

2.21                           “Previously Acquired Shares” means shares of Common Stock that are already owned by a Participant.

2.22                           “Securities Act” means the Securities Act of 1933, as amended.

2.23                           “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest.

2.24                           “Year” means the 12-month period ending each December 31.

3.                                       Plan Administration.

Except to the extent the Plan explicitly reserves responsibility to the Board, the Plan shall be administered by the compensation committee (the “Committee”) appointed by the Board. The Committee shall consist solely of not less than two members of the Board who are considered (i) non-employee directors within the meaning of Exchange Act Rule 16b-3 and (ii) outside directors within the meaning of Code § 162(m). If no such Committee is appointed, the Plan shall be administered by the Board and all references to the Committee shall be deemed references to the Board. If the Board determines that an individual appointed to the Committee does not meet any of the criteria for Committee membership, the actions of the Committee taken prior to that determination due to the appointment of that individual shall remain in effect unless the Board determines otherwise.

The Committee (and in the absence of a Committee, the Board) shall have the following authority, subject to the terms of the Plan:

(a)                                  To determine which Employees and Directors will be designated as Participants.

(b)                                 To determine the terms of each Option including the number of shares of Common Stock subject to the Option, the exercise price, the terms under which the Option will vest or become exercisable, the Expiration Date of the Option, and the period of time (if any) following termination of employment that the option may be exercised.

(c)                                  To determine whether the Option will be granted as an Incentive Stock Option or as a Non-Qualified Stock Option, recognizing that Incentive Stock Options can be granted only to Employees and not to non-employee Directors.

(d)                                 To determine the terms of each award of Equity Units, including any performance goals or other requirements that must be met for the underlying shares of Common Stock to be distributed.

(e)                                  To modify the terms of any outstanding Option or Equity Unit in any manner permitted by the Plan as then in effect, or to cancel the Option or Equity Unit, subject to the following:

(1)                                  Subject to Section 4.3, outstanding Options granted under this Plan shall not be repriced.

(2)                                  If the modification or cancellation adversely affects a Participant, it will not apply to that Participant without his or her consent, unless required by law or necessary to avoid adverse tax treatment.

(f)                                    To delegate to one or more Employees all or any part of its authority under the Plan with regard to granting and administering Options or Equity Units for persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act. (However, Options or Equity Units so granted generally will not qualify as “performance-based compensation” for purposes of Code § 162(m).)

(g)                                 To exercise discretionary authority to construe the terms of the Plan and to make all decisions and interpretations necessary or advisable to operate the Plan.

4.                                       Shares Available for Issuance.

4.1                                 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 6,000,000 shares of Common Stock plus any shares of Common Stock which, as of the date the Plan is approved by the shareholders of the Company, are reserved for issuance under the Company’s 2001 Stock Incentive Plan and which are not thereafter issued.

4.2                                 Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or are subject to outstanding Options or Equity Units will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option or Equity Unit that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested will automatically again become available for issuance under the Plan. However, shares withheld for the purpose of paying applicable withholding taxes will not again become available for issuance under the Plan.

4.3                                 Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of the Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Options or Equity Units.

5.                                       Participation.

The Board or Committee may designate any Employee or Director as a Participant.

6.                                       Options.

6.1                                 Grants to Employees.   The Committee may grant Options to Employees, subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Qualified Stock Option. The aggregate number of shares on which Options may be granted to any one Employee during any calendar year may not exceed 25% of the 6,000,000 shares of Common Stock available for issuance under the Plan. If an Option granted to an Employee is canceled, said Option will nevertheless be included in applying said 25% limit.

6.2                                 Grants to Non-Employee Directors. The Committee may grant Non-Qualified Stock Options to Directors who are not Employees, subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

6.3                                 Exercise Price. The per share price to be paid upon exercise of an Option will be determined at the time of the Option grant. The per share price to be paid by a Participant upon exercise of an Option will be not less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

6.4                                 Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee at the time of grant. Unless otherwise determined by the Committee at the time of grant, the Expiration Date of each Option will be 10 years from its date of grant.

6.5                                 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, tender of Previously Acquired Shares, Attestation, or by a combination of such methods. “Attestation” means delivery by a Participant to the Company of a written affidavit of ownership of Previously Acquired Shares the Fair Market Value of which is then applied to the exercise price of the Option in lieu of actual delivery of such Previously Acquired Shares. Upon receipt of such Attestation of Previously Acquired Shares and payment for any portion of the exercise price not paid by Attestation, the Company shall deliver to the Participant a stock certificate for the number of Option shares so exercised, minus the number of Previously Acquired Shares attested to in the written affidavit, and minus any shares withheld to cover tax obligations.

6.6                                 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivering in person, by facsimile or electronic transmission or through the mail, a written notice of exercise to the Company (Attention:  Secretary) at its principal executive office in Minneapolis, Minnesota and paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.5 of the Plan. The Committee may permit a Participant to enter into a written plan pursuant to Exchange Act Rule 10b5-1 specifying the date or dates the Participant’s Options will automatically be exercised.

7.                                       Equity Units.

7.1                                 Grants. An Employee or Director may be granted one or more Equity Units under the Plan, and such Equity Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Equity Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ of the Company or any Subsidiary until the end of the Performance Period established for said

Equity Units or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria during the Performance Period.

7.2                                 Payments. Upon satisfaction of all applicable restrictions and conditions for payment, each Equity Unit will be payable in the form of a share of Common Stock (less any applicable tax withholding). Payment with respect to an Equity Unit will occur as soon as administratively feasible in the Year after the Year in which the Performance Period for the Equity Unit ends. Each Equity Unit may (but is not required to) include the right to receive periodic payments from the Company equivalent to the dividends paid on the underlying Common Stock. Any such dividend equivalents will be paid as of the dates the dividends are paid.

7.3                                 Holding Requirement Applicable to Grants Made to Officers. Equity Units granted to Officers are subject to the holding requirement of this section. Upon payment of such grants, half of the net shares issued after any required tax withholding must be held and may not be transferred by the Officer for at least three years after the date any applicable restrictions or conditions for payment were satisfied. The other half of the shares may be sold or transferred immediately. The Company may adopt appropriate procedures to assure compliance with the holding requirement, such as placing a legend on the share certificates or retaining possession of the certificates until the three-year holding period expires. If an Officer’s employment with the Company terminates, the holding requirement will no longer apply and the individual will be free to sell or transfer the shares. The holding requirement does not apply to grants made to individuals who are not Officers.

7.4                                 Restriction Regarding Time Accelerated Equity Units. The Committee may grant Equity Units which will vest and be paid more rapidly if certain performance conditions (other than continued employment) are met. For example, the Committee may grant Equity Units with a five year Performance Period but provide that the Performance Period will be reduced to three years if the Company meets certain earnings goals. Because of restrictions required by Code §409A, Equity Units with such terms may not be granted to the following Participants:

(a)                                  Each Participant who is an Officer and who will be age 55 or older at the end of the original (unaccelerated) Performance Period.

(b)                                 Each Participant who is an Employee but not an Officer and who will be age 65 or older at the end of the original (unaccelerated) Performance Period.

(c)                                  Each Participant who is a Director but not an Employee, regardless of his or her age.

For such Participants, Equity Units must have a fixed Performance Period, and may not be subject to accelerated payment due to performance.

8.                                       Effect of Termination of Employment.

8.1                                 Termination Due to Death or Disability. If a Participant’s employment with the Company and all Subsidiaries is terminated by reason of his or her death or Disability:

(a)                                  Options outstanding at the time of said termination of employment will not expire as a result of said termination of employment but rather will vest and remain in effect for the remaining term of the Option. However, the Committee in its sole discretion may provide at the time it grants an Option to a Participant that the Option will expire not later than a fixed period of time after the Participant’s termination of employment.

(b)                                 All Equity Units then held by the Participant will vest. The Company will transfer to the Participant (or to the beneficiary, legal representative, heir, or legatee of a deceased Participant) a number of shares of Common Stock equal to the number of the Participant’s outstanding Equity Units, less any shares withheld to cover taxes. Said transfer shall occur as of a date or dates determined by the Committee which shall not be later than the later of:

(1)                                  December 31 of the Year in which the Participant died or was determined to have a Disability.

(2)                                  The fifteenth day of the third month after the month in which the Participant died or was determined to have a Disability.

8.2                                 Termination After Attaining Applicable Age. If a Participant’s employment with the Company and all Subsidiaries is terminated after he or she has attained the applicable age specified in (a) and for a reason other than the Participant’s death or Disability:

(a)                                  The “applicable age” for purposes of this section is:

(1)                                  For any Participant who is an Officer, the applicable age is 60 with respect to Options and 55 with respect to Equity Units.

(2)                                  For any Participant who is an Employee but not an Officer, the applicable age is 65.

(b)                                 Options outstanding at the time of said termination of employment will not expire as a result of said termination of employment but rather will vest and remain in effect for the remaining term of the Option. However, the Committee in its sole discretion may provide at the time it grants an Option to a Participant that the Option will expire not later than a fixed period of time after the Participant’s termination of employment.

(c)                                  Equity Units will be vested to the extent provided in (1) or (2), whichever is applicable, and any Equity Units which are not vested will be forfeited.

(1)                                  If the Participant is an Officer who is age 60 or older, all Equity Units will be vested and none will be forfeited.

(2)                                  If the Participant is not an Officer, or is an Officer who is age 55 or older but who has not yet attained age 60, a fraction of each outstanding grant of Equity Units will be vested. The fraction of a grant that will be vested is the number of Equity Units in that grant, multiplied by a fraction (i) the numerator of which is the number of months from the beginning of the Performance Period for that grant through the month in which the Participant’s termination of employment occurred and (ii) the denominator of which is the total number of months in said Performance Period. Except as otherwise provided by the Committee, any Equity Units which are not vested will be forfeited.

(d)                                 The Company will transfer to the Participant a number of shares of Common Stock equal to the number of the Participant’s vested Equity Units (determined as provided in (c)), less any shares withheld to cover taxes. Said transfer shall occur as of a date or dates determined by the Committee which shall not be earlier than the Participant’s Payment Date and shall not be later than the later of:

(1)                                  December 31 of the Year in which the Participant’s Payment Date occurred.

(2)                                  The fifteenth day of the third month after the month in which the Participant’s Payment Date occurred.

For purposes of this Section 8.2(d), a Participant’s “Payment Date” is the first day of the seventh month after the month in which the Participant’s termination of employment occurred. For example, if a Participant terminates on May 15, 2007 her Payment Date is December 1, 2007, and payment must occur on or after December 1, 2007 and on or before March 15, 2008. If another Participant terminates January 31, 2008, his Payment

Date is August 1, 2008 and payment must occur on or after August 1, 2008 and on or before December 31, 2008.

8.3                                 Other Termination. If a Participant’s employment with the Company and all Subsidiaries is terminated before the applicable age specified in section 8.2(a) and for a reason other than the Participant’s death or Disability:

(a)                                  If the termination is not for “cause”, (i) Options held by the Participant which are exercisable as of the date of termination of employment will remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such options), and (ii) Options which are not yet exercisable as of the date employment terminates will be forfeited immediately. If the termination of employment is for “cause”, all options will be forfeited immediately upon termination of employment, regardless of whether they were then exercisable.

(b)                                 All Equity Units then outstanding will be forfeited, and no payment will be made with respect thereto. However, if the termination of employment is not for “cause”, the Committee may, in its sole discretion, provide for vesting and payment with respect to all or a portion of the outstanding Equity Units. Any such payment shall occur as of a date determined by the Committee which shall not be later than the later of:

(1)                                  December 31 of the Year in which the Participant’s termination occurred.

(2)                                  The fifteenth day of the third month after the month in which the Participant’s termination occurred.

When such a payment occurs, the Participant will receive one share of Common Stock for each vested Equity Unit, less any applicable withholding taxes. The Committee’s decision with respect to such payment will be not be binding or precedential with regard to subsequent terminations of employment by other Participants. The Committee may delegate its authority under this paragraph to the Company’s chief executive officer. If the termination of employment is for “cause”, then any outstanding Equity Units will be forfeited immediately and are not subject to discretionary payout.

(c)                                  For purposes of this section, the existence of “cause” will be determined by the Committee by reference to any employment or other agreement or policy applicable to the Participant. In addition, the Committee may determine any of the following to constitute “cause”:   (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in  each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

8.4                                 Breach of Confidentiality or Noncompete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant’s employment with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Option or Equity Unit grant then held by the Participant without notice of any kind.

8.5                                 Date of Termination of Employment. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides services, as determined by the Committee in its sole discretion based upon such records.

8.6                                 Non-Employee Directors. Sections 8.1 through 8.5 are not applicable to Options or Equity Units granted to Directors who are not Employees. If such an individual ceases to be a Director:

(a)                                  He or she may exercise any outstanding Options within 12 months after ceasing to be a Director (or within such other period as approved by the Board or Committee at the time the Options were granted).

(b)                                 All Equity Units then held by the Participant will vest. The Company will transfer to the Participant a number of shares of Common Stock equal to the number of the Participant’s outstanding Equity Units. Said transfer shall occur as of a date or dates determined by the Company which shall not be later than the later of:

(1)                                  December 31 of the Year in which the Participant ceased to be a Director.

(2)                                  The fifteenth day of the third month after the month in which the Participant ceased to be a Director.

8.7                                 Options Not Exercisable After Expiration Date. Notwithstanding any provisions of this Section 8 to the contrary, no Option will be exercisable after its Expiration Date.

8.8                                 Provisions Applicable If a Participant’s Employer Ceases to be a Subsidiary. Unless the Committee determines otherwise, for purposes of sections 8.2 and 8.3, if a Participant’s employer ceases to be a Subsidiary of the Company, and the Participant remains an employee of that employer, the Participant will be considered to have a termination of employment as of the date the employer ceases to be a Subsidiary. The preceding sentence does not apply if, at the time the employer ceases to be a Subsidiary, the Participant transfers to employment with the Company or another Subsidiary.

9.                                       Payment of Withholding Taxes.

9.1                                 General Rules. The Company is entitled to (i) withhold and deduct from the shares of Common Stock payable under the Plan, from future wages of the Participant, or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Option or Equity Unit, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Equity Unit or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (ii) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to the Option or Equity Unit.

9.2                                 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 9.1 of the Plan by electing to tender Previously Acquired Shares (including but not limited to the Shares the acquisition of which triggered the tax obligation), by withholding shares of Common Stock payable to the Participant under this Plan, or by payments made pursuant to a Broker Exercise Notice, or by a combination of such methods.

10.                                 Change of Control Event.

10.1                           Change of Control Event. A “Change of Control Event” shall be deemed to have occurred if any of the following occurs:

(a)                                  Any “Person” (as defined in Section 13(d) of the Exchange Act) acquires or becomes a beneficial owner (as defined in Exchange Act Rule 13d-3), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (Voting Securities) or 20% or more of the outstanding shares of Common Stock; provided, however, that the following shall not constitute a “Change of Control Event”:

(1)                                  any acquisition or beneficial ownership by the Company or a Subsidiary;

(2)                                  any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary;

(3)                                  any transaction immediately following which more than 80% respectively, of (i) the combined voting power of the Company’s Voting Securities and (ii) the Common Stock is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Common Stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such acquisition;

(b)                                 Continuing Directors do not constitute a majority of the members of the Board;

(c)                                  Consummation of a reorganization, merger or consolidation of the Company (other than a merger or consolidation with a subsidiary of the Company), unless immediately following such reorganization, merger or consolidation, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Common Stock immediately prior to such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 80% respectively of (i) the combined voting power of the then outstanding Voting Securities and (ii) the then outstanding shares of Common Stock of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership of the Voting Securities and Common Stock as the case may be, immediately prior to such reorganization, merger or consolidation;

(d)                                 Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 80%, respectively, of (i) the combined voting power of the then outstanding Voting Securities and (ii) the then outstanding shares of Common Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners respectively of the Voting Securities and Common Stock immediately prior to such sale or other disposition in substantially the same proportions as their ownership of the Voting Securities and Common Stock, as the case may be, immediately prior to such sale or other disposition;

(e)                                  The Company enters into a letter of intent, an agreement in principle or a definitive agreement relating to a “Change in Control Event” described in (a), (b), (c) or (d) that ultimately results in such a “Change of Control Event”, or a tender or exchange offer or proxy contest is commenced which ultimately results in such a “Change in Control Event”.

Notwithstanding anything stated above, a “Change of Control Event” shall not be deemed to occur with respect to a Participant if the acquisition or beneficial ownership of the 20% or greater interest referred to in (a) is by the Participant or by a group, acting in concert, that includes the Participant or a majority of the then combined voting power of the then outstanding Voting Securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall, immediately after a reorganization, merger, consolidation or disposition of assets referred to in (c) or (d), be beneficially owned, directly or indirectly, by the Participant or by a group, acting in concert, that includes the Participant

10.2                           Code §409A Event. A “Code §409A Event” is a Change of Control Event (as defined in section 10.1) that qualifies as a change in control event for purposes of Code §409A and any applicable regulations.

10.3                           Continuing Directors. Continuing Directors means:

(a)                                  individuals who, on January 1, 2006, are Directors;

(b)                                 individuals elected as Directors after January 1, 2006 for whose election proxies are solicited by the Board; or

(c)                                  individuals elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, provided that a Continuing Director shall not include an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the threatened election or removal of directors (or other actual or threatened solicitation of proxies or consents) by or on behalf of any person other than the Board.

10.4                           Acceleration of Vesting. If a Change of Control Event occurs, (a) all Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participants to whom such Options have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all Equity Units then held by Participants will vest and be payable as follows:

(a)                                  If the Change of Control Event qualifies as a Code §409A Event, all Equity Units than held by Participants will vest and be payable immediately.

(b)                                 If the Change of Control Event does not qualify as a Code §409A Event:

(1)                                  All Equity Units which would not have been vested immediately before the Change of Control Event if the Participant then terminated employment (e.g. Equity Units held by Officers who were under age 60 at the time of the Change of Control) will vest and be payable immediately.

(2)                                  All Equity Units which would have been vested immediately before the Change of Control Event if the Participant then terminated employment (e.g. Equity Units held by Officers who were 60 or older at the time of the Change of Control) will vest and will be paid as of whichever of the following dates is earlier:

(A)                              Immediately following the close of the Performance Period for the particular Equity Unit.

(B)                                Immediately following the end of the six-month period following the Participant’s Termination of Service.

10.5                           Cash Payment. If a Code §409A Event occurs, then the Board or Committee may, without the consent of any Participant affected thereby, terminate the Plan and all substantially similar plans. Upon such termination, all Participants will receive the following amounts as payment for their outstanding Options or Equity Units:

(a)                                  With respect to the shares of Common Stock subject to Options, as of the effective date of any such Change of Control Event, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change of Control Event over the exercise price per share of such Option.

(b)                                 With respect to the Equity Units, cash in an amount equal to the Fair Market Value (determined immediately prior to the effective date of the Change of Control Event), of the shares of Common Stock represented by such Equity Units.

Any such termination must occur during the 1 month period preceding or the 12 month period following the Code §409A Event. The cash payments must be completed within 12 months after the Plan is terminated.

10.6                           Gross-Up for Change of Control Payments. If, with respect to a Participant, the acceleration of the vesting of an Option or Equity Unit as provided in Section 10.4 (which acceleration could be deemed a “Payment” within the meaning of Code § 280G(b)(2)) or the payment of cash in exchange for all or part of an Option or Equity Unit as provided in Section 10.5, together with any other payments which such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Code § 1504(a) without regard to Code § 1504(b)) of which the Company is a member, would constitute an “excess parachute payment” (as defined in Code § 280G(b)(1)), and therefore be subject to the excise tax imposed under Code § 4999, then the Participant shall be entitled to receive an additional cash payment from the Company in an amount such that the Participant would be in the same financial position as if there were no excise tax imposed on such payments. That is, if any amount paid pursuant to this Plan is subject to the excise tax imposed by Code § 4999, the Company shall pay the Participant an additional amount such that, after payment by the Participant of all income taxes and excise taxes imposed upon such additional payment, the Participant will retain a portion of the additional payment equal to the excise tax. For this purpose, the Company shall assume that the Participant’s income is taxed at the highest federal and state marginal rate then in effect.

11.                                 Rights of Eligible Recipients and Participants; Transferability.

11.1                           Employment. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of any Employee or Participant at any time, nor confer upon any Employee or Participant any right to continue in the employ of the Company or any Subsidiary.

11.2                           Rights as a Shareholder. As a holder of Options or Equity Units, a Participant will have no rights as a shareholder unless and until the Options are exercised or the Equity Units are paid in the form of Common Stock. However, as part of any grant of Equity Units, the Committee may provide that a Participant will be entitled to receive cash distributions equivalent to the dividends paid from time to time on the Common Stock underlying such Units.

11.3                           Restrictions on Transfer. Any Option or Equity Unit granted under this Plan shall by its terms be non-transferable by the grantee other than by will or the laws of descent and distribution and shall be exercisable during the grantee’s lifetime only by the grantee or by the grantee’s guardian or legal representative, except that a Non-Qualified Stock Option may, if the Option Agreement so provides, also be transferable to members of the grantee’s immediate family, to a partnership whose members are only the optionee and/or members of the grantee’s immediate family, or to a trust for the benefit of only the grantee and/or members of the grantee’s immediate family. “Immediate Family” for purposes of this section includes only the grantee’s spouse, parents, children, and other direct descendants of the grantee and his or her spouse (including children and other descendants by adoption).

11.4                           Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

12.                                 Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

13.                                 Plan Amendment, Modification and Termination.

The Board or Committee may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board or Committee may deem advisable. However, no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Code § 422 or the rules of the New York Stock Exchange. No termination, suspension or amendment of the Plan may adversely affect any outstanding award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Board or Committee to take whatever action it deems appropriate under Sections 3(e), 4.3 and 10.5.

14.                                 Effective Date and Duration of the Plan.

The Plan is effective upon approval by the Company’s shareholders. The Plan will terminate at midnight on December 31, 2015, and may be terminated prior to such time to by Board action, and no Options or Equity Units will be granted after such termination. Except as provided in section 10.5, awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions and paid, in accordance with their terms.

15.                                 Miscellaneous.

15.1                           Governing Law. The Plan will be construed in accordance with the laws of Missouri.

15.2                           Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.’

15.3                           Code §409A. The Plan is intended to satisfy all applicable requirements of Code §409A and will be construed in light of that intent. The Committee may modify the Plan and Options or Equity Units granted pursuant to the Plan to the extent the Committee deems necessary to comply with Code §409A, even if such modifications adversely effect outstanding Options and Equity Units, provided the Committee determines that such modifications are necessary to avoid adverse tax consequences.

PROXY

BEMIS COMPANY, INC.
222 South 9th Street, Suite 2300
Minneapolis, MN 55402

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Melanie E.R. Miller and James J. Seifert, or either of them, as Proxies with power of substitution to vote on all matters, as designated on the reverse side, all the shares of stock of Bemis Company, Inc. held of record by the undersigned on March 10, 2006, at the Annual Meeting of Stockholders to be held on May 4, 2006.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the Nominees and for Proposals 2 and 3.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BEMIS COMPANY, INC, 222 SOUTH 9TH STREET, SUITE 2300 MINNEAPOLIS, MN 55402	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic  delivery of information up until 11:59 P.M. Eastern Time the day before the  cut-off date or meeting date. Have your proxy card in hand when you  access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Bemis Company, Inc., in  mailing proxy materials, you can consent to receiving all future proxy  statements, proxy cards and annual reports electronically via e-mail or the  Internet. To sign up for electronic delivery, please follow the instructions  above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until  11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bemis Company, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:			BEMSC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEMIS COMPANY, INC.

Vote On Directors

1. To elect four directors each to serve for a term	For	Withhold	For All	To withhold authority to vote,
of three years.	All	All	Except	mark “For All Except” and write
the nominee’s number on the line
01) William J. Bolton, 02) Barbara L. Johnson,				below.
03) Paul S. Peercy, 04) Gene C. Wulf	☐	☐	☐

Vote On Proposals				For	Against	Abstain

2. To act upon a proposal to approve the 2007 Stock Incentive Plan.				☐	☐	☐

3. To ratify the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm of the Company.				☐	☐	☐

4. To transact such other business as may properly come before the meeting.

5.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Only stockholders of record at the close of business on March 10, 2006 will be entitled to receive notice of and to vote at the meeting.

Please sign exactly as name appears on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign corporate name in full by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For comments, please check this box and write them on the back where indicated.			☐

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date